UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 11, 2014

TREEHOUSE FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road
Suite 600
Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 11, 2014, TreeHouse Foods, Inc. (the “Company”) completed its offering of $400 million in aggregate principal amount of 4.875% senior notes due 2022 (the “Notes”). The Company issued the Notes pursuant to an Indenture, dated March 2, 2010 (the “Base Indenture”), between the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee, as supplemented by a Fourth Supplemental Indenture, dated March 11, 2014 (the “Fourth Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the subsidiary guarantors party thereto (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee.

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of the Company. The Company’s payment obligations under the Notes are fully and unconditionally guaranteed on a senior unsecured basis by the Company’s existing and future domestic subsidiaries that guarantee or become borrowers under its credit facility or guarantee certain other indebtedness incurred by the Company or its restricted subsidiaries. Interest is payable on the Notes on March 15 and September 15 of each year, beginning September 15, 2014. The Notes will mature on March 15, 2022.

The Company may redeem some or all of the Notes at any time prior to March 15, 2017 at a price equal to 100% of the principal amount of the Notes redeemed plus an applicable “make-whole” premium. On or after March 15, 2017, the Company may redeem some or all of the Notes at redemption prices set forth in the Indenture. In addition, at any time prior to March 15, 2017, the Company may redeem up to 35% of the Notes at a redemption price of 104.875% of the principal amount of the Notes redeemed with the net cash proceeds of certain equity offerings. Subject to certain limitations, in the event of a change of control of the Company, the Company will be required to make an offer to purchase the Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest.

The Indenture contains restrictive covenants that, among other things, limit the ability of the Company and the subsidiary guarantors to (i) incur additional indebtedness and issue certain preferred shares, (ii) make certain distributions, investments and other restricted payments, (iii) sell certain assets, (iv) agree to restrictions on the ability of restricted subsidiaries to make payments to the Company, (v) create liens and enter into sale-leaseback transactions, (vi) merge, consolidate or sell substantially all of the Company’s assets and (vii) enter into certain transactions with affiliates. The foregoing limitations are subject to exceptions as set forth in the Indenture. In addition, if in the future the Notes have an investment grade credit rating by both Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services, certain of these covenants will, thereafter, no longer apply to the Notes for so long as the Notes are rated investment grade by the two rating agencies.

The Indenture provides for customary events of default that include, among other things (subject in certain cases to customary grace and cure periods): (i) non-payment of principal or interest; (ii) breach of certain covenants contained in the Indenture or the Notes; (iii) defaults in failure to pay certain other indebtedness or the acceleration of certain other indebtedness prior to maturity; (iv) the failure to pay certain final judgments; (v) the failure of certain guarantees to be enforceable; and (vi) certain events of bankruptcy or insolvency. Generally, if an event of default occurs (subject to certain exceptions), the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Certain of the Underwriters and their respective affiliates perform and have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they receive and have received customary fees and expenses. In addition, the Underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for the

Company and its affiliates in the ordinary course of business for which they will receive fees and expenses. Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, serves as trustee under the Indenture.

On March 11, 2014, in connection with its previously announced cash tender offer for any and all of its outstanding 7.750% Senior Notes due 2018 (the “2018 Notes”) and the related solicitation of consents to proposed amendments that would eliminate most of the restrictive covenants and certain default provisions contained in the indenture governing the 2018 Notes (the “Proposed Amendments”), the Company received consents from a majority of the outstanding aggregate principal amount of the 2018 Notes. The Company entered into a Fifth Supplemental Indenture on March 11, 2014 that amends the indenture governing the 2018 Notes to effectuate the Proposed Amendments.

The Base Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The above description of the material terms of the Base Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to Exhibits 4.1, 4.2 and 4.3.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 8.01 Other Events.

On March 11, 2014, the Company announced the closing of the Notes offering and the initial settlement of its previously announced tender offer and consent solicitation. The Company’s press release announcing these events is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On March 11, 2014, the Company gave notice to the trustee under the indenture governing the 2018 Notes that the Company has elected to redeem all of the 2018 Notes that have not been validly tendered in connection with the tender offer and consent solicitation and are outstanding on the redemption date of April 10, 2014. The Company will redeem the remaining outstanding 2018 Notes at a redemption price equal to 103.875% of the aggregate principal amount of the 2018 Notes being redeemed, together with accrued and unpaid interest to, but excluding, the redemption date.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of March 2, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on March 3, 2010)

4.2	Fourth Supplemental Indenture, dated as of March 11, 2014, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.3	Fifth Supplemental Indenture, dated as of March 11, 2014, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

5.1	Opinion of Winston & Strawn LLP

5.2	Opinion of Fredrikson & Byron, P.A.

5.3	Opinion of Foley & Lardner LLP

23.1	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1)

23.2	Consent of Fredrikson & Byron, P.A. (included as part of Exhibit 5.2)

23.3	Consent of Foley & Lardner LLP (included as part of Exhibit 5.3)

99.1	Press release, issued March 11, 2014, announcing the closing of the Notes offering and initial settlement of the tender offer and consent solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date: March 11, 2014	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of March 2, 2010, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Form 8-K filed with the Securities and Exchange Commission on March 3, 2010)

4.2	Fourth Supplemental Indenture, dated as of March 11, 2014, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.3	Fifth Supplemental Indenture, dated as of March 11, 2014, among the Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

5.1	Opinion of Winston & Strawn LLP

5.2	Opinion of Fredrikson & Byron, P.A.

5.3	Opinion of Foley & Lardner LLP

23.1	Consent of Winston & Strawn LLP (included as part of Exhibit 5.1)

23.2	Consent of Fredrikson & Byron, P.A. (included as part of Exhibit 5.2)

23.3	Consent of Foley & Lardner LLP (included as part of Exhibit 5.3)

99.1	Press release, issued March 11, 2014, announcing the closing of the Notes offering and initial settlement of the tender offer and consent solicitation

5